UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2004

Memry Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15971	06-1084424
(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan.

On December 8, 2004, at the annual meeting of stockholders of Memry Corporation (“Memry”), the stockholders approved amendments to Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”). Those amendments effected the following changes to the Plan:

•	Increased the number of shares of Memry common stock subject to awards granted under the Plan from 4,000,000 shares to 6,000,000 shares; and

•	Changed the basis for determining the fair market value of shares for awards granted to non-employee directors from the average of the last reported trading prices on the three trading days immediately prior to and including, if applicable, the 20th day of the last month of the fiscal quarter, to the last reported trading price on the last trading day of the applicable fiscal quarter.

Memry’s board of directors had previously approved the amendments to the Plan, subject to stockholder approval.

A description of the amendments and the material terms of the Plan, along with a copy of the Plan, as amended, were included in Memry’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on October 28, 2004. The Plan, as amended as of December 8, 2004, is listed as Exhibit 10.1 hereto.

Compensation for Non-Management Members of the Board of Directors.

On December 8, 2004, the board of directors of Memry approved the terms of additional compensation to be paid to non-management members of the board of directors of Memry who serve in certain specified positions. Compensation for non-management directors will include an annual retainer of $8,000 for serving as Chairman of the Board, an annual retainer of $12,000 for serving as Audit Committee chair, an annual retainer of $6,000 for serving as Compensation Committee chair and an annual retainer of $4,000 for serving as Corporate Governance and Nominating Committee chair. A copy of the summary sheet outlining this compensation is attached as Exhibit 10.2 hereto and is hereby incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On December 8, 2004, subsequent to the annual meeting of Memry stockholders on that date, the board of directors of Memry, acting pursuant to authority granted by Memry’s by-laws, increased the size of the board of directors to nine persons and elected James Dandeneau to fill the newly created directorship, to serve until the next annual meeting of stockholders. Mr. Dandeneau has not been and is not presently expected to be named as a member of any committees of the board of directors.

Mr. Dandeneau currently serves as a Vice President of Memry and as President of Putnam Plastics Company LLC (“Putnam LLC”), a wholly-owned subsidiary of Memry.

Mr. Dandeneau was selected as a director pursuant to the employment agreement dated as of November 9, 2004 between Mr. Dandeneau and Putnam LLC, which agreement required that he be elected to the Memry board of directors by December 31, 2004.

The additional information required to be disclosed herein under Item 5.02(d) of Form 8-K was “previously reported” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) under the heading “Item 1.01 - Entry Into a Material Definitive Agreement” in Memry’s current report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2004 (Commission File No. 001-15971), which disclosure is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 8, 2004, Memry issued two press releases. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	–	Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan, as amended as of December 8, 2004 (incorporated by reference to Exhibit A to the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 28, 2004, Commission File No. 001-15971).

10.2	–	Summary of Additional Compensation for Non-Management Chairs of the Board of Directors and Board Committees of Memry Corporation, as approved on December 8, 2004.

99.1	–	News Release, dated December 8, 2004 regarding election of directors.

99.2	–	News Release, dated December 8, 2004 regarding update for shareholders at annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: December 14, 2004	By:	/s/ James G. Binch
James G. Binch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan, as amended as of December 8, 2004 (incorporated by reference to Exhibit A to the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 28, 2004, Commission File No. 001-15971).

10.2	Summary of Additional Compensation for Non-Management Chairs of the Board of Directors and Board Committees of Memry Corporation, as approved on December 8, 2004.

99.1	News Release, dated December 8, 2004 regarding election of directors.

99.2	News Release, dated December 8, 2004 regarding update for shareholders at annual meeting.